Exhibit 99.1

Support/Tender Agreement

February 15, 2005

Thrall Omni Company, Inc.

845 Larch Avenue

Elmhurst, Illinois 60126

Re:    Support/Tender Agreement

Dear Sirs:

Concurrently with the execution and delivery of this letter agreement, Thrall Omni Company, Inc., a Delaware corporation (“Parent”), Amherst Acquisition Co., a Texas corporation and a wholly owned subsidiary of Parent (“Subcorp”), and AMX Corporation, a Texas corporation (the “Company”) are entering into an Agreement and Plan of Merger, dated the date of this letter agreement (the “Merger Agreement”), providing for, among other things, a tender offer (the “Offer”) by Subcorp for all of the outstanding common stock, par value $0.01 per share, of the Company (“Company Common Stock”) at a price per share of $22.50 net to the seller in cash (such price or any higher price paid in the Offer, the “Offer Price”), to be followed by a merger of Subcorp with and into the Company, with the Company as the surviving corporation (the “Merger”), pursuant to which each share of Company Common Stock then-outstanding (other than as specifically provided for to the contrary in the Merger Agreement), shall be converted into the right to receive an amount in cash without interest equal to the Offer Price pursuant to the terms of the Merger Agreement. Capitalized terms used but not defined in this letter agreement shall have the same meanings as in the Merger Agreement.

Each of Chris Apple, Steven Byars, Robert Carroll, Carl Evans, Patrick Gallagher, Larry Goldstein, Peter Nohren, Scott Norder, Michael Olinger, David R. Richard, Rashid Skaf and John Wilson is a holder of record of Company Common Stock on the date of this Agreement. Each of Chris Apple, Steven Byars, Robert Carroll, Carl Evans, Patrick Gallagher, Larry Goldstein, Peter Nohren, Scott Norder, Michael Olinger, David R. Richard, Rashid Skaf and John Wilson is a “Shareholder”, and they are collectively the “Shareholders”.

Since execution of this letter agreement is a condition to Parent’s willingness to proceed with the transactions contemplated by the Merger Agreement, the Shareholders are entering into this letter agreement to induce Parent to enter into the Merger Agreement and to consummate the transactions contemplated by the Merger Agreement.

The parties hereto agree as follows:

1. Each Shareholder severally represents and warrants that, as of the date of this letter agreement, such Shareholder is the record and/or beneficial owner of the shares of Company Common Stock indicated with respect to such Shareholder on Schedule I attached hereto (as to each Shareholder, its “Shares”), free and clear of all liens, charges, encumbrances, voting agreements, and commitments of every kind, except for the obligations undertaken by the parties under this letter agreement and as described on Schedule I attached hereto.

2. Each Shareholder severally represents and warrants that, except as set forth on Schedule I, as of the date of this letter agreement, such Shareholder does not: (a) own beneficially or of record, or have any right to acquire, any shares of Company Common Stock or any other shares of the capital stock of the Company, (b) have any other interest in shares of Company Common Stock or any other shares of the capital stock of the Company or (c) have any voting rights with respect to any other shares of Company Common Stock or any other shares of the capital stock of the Company.

3. (i) Each Shareholder severally agrees that during the Term (as hereinafter defined) it will not sell or otherwise transfer, or dispose of or grant any interest in any of its Shares or any direct or indirect economic or other interest in those shares of Company Common Stock or securities convertible into shares of Company Common Stock or any voting rights with respect to any of those shares, or agree to do any of the foregoing (a “Transfer”), other than transfers, dispositions or grants thereof: (a) pursuant to the Offer or the Merger or (b) with Parent’s prior written consent. As used in this letter agreement, the term “Transfer,” shall also include any pledge, hypothecation, encumbrance, assignment or constructive sale or other disposition of such security or the record or beneficial ownership thereof, the offer to make a sale, transfer, constructive sale or other disposition, and each agreement, arrangement or understanding whether or not in writing, to effect any of the foregoing. As used in this letter agreement, the term “constructive sale” means a short sale with respect to such security, entering into or acquiring a derivative contract with respect to such security, entering into or acquiring a futures or forward contract to deliver such security or entering into any transaction that has substantially the same effect as any of the foregoing.

(ii)	Each Shareholder severally agrees that during the Term it shall use reasonable best efforts to take or cause to be taken, all actions, and to do or to cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this letter agreement.

4. Except as set forth on Schedule II, each Shareholder severally agrees during the Term to irrevocably tender (and, to the extent applicable, to cause the record owner of its Shares to tender) all of its Shares by physical delivery of the certificates therefor to the extent that such Shares are filed in certificated form or by book-entry delivery to the extent that such Shares are not in certificated form pursuant to and in accordance with the terms of the Offer, as soon as practicable but in no event later than seven business days after the Offer is commenced, and, prior to the end of the Term, to not withdraw from the Offer any of its Shares. Each Shareholder hereby permits Parent and Subcorp to publish and disclose in a Tender Offer Statement on Schedule TO with respect to the Offer and the Company to publish and disclose in a Solicitation/Recommendation Statement on Schedule 14D-9, and, if approval of the Company Shareholders is required under the Texas Business Corporation Act, any proxy statement relating to the Merger (including, in each case, all documents and schedules filed with the Commission), such Shareholder’s identity and the ownership by such Shareholder of its Shares and the nature of such Shareholder’s commitments, arrangements and understandings hereunder. Parent, on behalf of itself and Subcorp, hereby permits each Shareholder to disclose in a Schedule 13D (including any amendments or supplements thereto and all documents and schedules affixed to or referenced therein) pertaining to the Offer filed with the Commission the nature of the commitments, arrangements and understandings of the parties hereunder.

5. Except as permitted by this letter agreement, each Shareholder severally agrees during the Term not to take any action to frustrate or interfere with the Offer, the Merger, the Merger Agreement or the transactions contemplated by the Merger Agreement. Each Shareholder severally agrees that it will not, and will not permit any of its subsidiaries (as defined in the Merger Agreement) or any Representatives, directly or indirectly, to: (i) solicit, initiate, encourage or facilitate, or furnish or otherwise disclose nonpublic information in furtherance of, or take any other action to facilitate, any inquiries or the making of any proposal that constitutes or may reasonably be expected to lead to a Competing Transaction, (ii) negotiate or otherwise engage or participate in discussions with any person (as defined in the Merger Agreement) with respect to any proposal that constitutes or may reasonably be expected to lead to a Competing Transaction or (iii) enter into any agreement, arrangement or understanding requiring the Company or any Shareholder to abandon, terminate or fail to consummate the Offer, the Merger or any other transactions contemplated by the Merger Agreement or this letter agreement, or to otherwise assist in the effectuation of any Acquisition Agreement with respect to a Competing Transaction; provided, however, that, during the Term, each of the Shareholders may negotiate or otherwise engage or participate in discussions with, or furnish or disclose information to, any person that makes a written proposal for a Competing Transaction that was not solicited, encouraged or facilitated by any Shareholder in violation of the terms of the letter agreement to the extent (but only to the extent) the Company is so entitled to do so, and is actually doing so, with such person under Section 6.3(b) of the Merger Agreement. From and after the execution of this letter agreement, each Shareholder shall advise Parent of the receipt, directly or indirectly, of any inquiries or proposals or participation in discussions or negotiations, relating to a proposal that constitutes or may reasonably be expected to lead to a Competing Transaction in the same manner as is required of the Company under the Merger Agreement under similar circumstances.

6. (i) Each Shareholder severally agrees that, at any meeting of the Company Shareholders held during the Term, however called, or if action by written consent of the Company Shareholders is sought during the Term, such Shareholder will: (a) vote (or execute a consent with respect to) its Shares in favor of the Merger; (b) vote (or execute a consent with respect to) its Shares against any action or agreement that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of the Company under the Merger Agreement; and (c) vote (or execute a consent with respect to) its Shares against any action or agreement (other than the Merger Agreement or the transactions contemplated by the Merger Agreement) that would, directly or indirectly, impede, interfere with, delay, postpone or, directly or indirectly, discourage the Offer or the Merger.

(ii)	Each Shareholder hereby irrevocably grants to, and appoints, Parent and any individual designated in writing by Parent, and each of them individually, as such Shareholder’s proxy and attorney-in-fact (with full power of substitution), for and in the name, place and stead of such Shareholder, to vote its Shares, or grant a consent or approval in respect of its Shares in a manner consistent with this Section 6. Each Shareholder understands and acknowledges that Parent is entering into the Merger Agreement in reliance upon such Shareholder’s execution and delivery of this letter agreement. Each Shareholder hereby affirms that the irrevocable proxy set forth in this Section 6(ii) is given in connection with the execution of the Merger Agreement, and that such irrevocable proxy is given to secure the performance of the duties of such Shareholder under this letter agreement. Each Shareholder hereby further affirms that the irrevocable proxy is coupled with an interest and may under no circumstances be revoked. Each Shareholder hereby ratifies and confirms all that such irrevocable proxy may lawfully do or cause to be done by virtue hereof. Such irrevocable proxy is executed and intended to be irrevocable in accordance with the provisions of Article 2.29 of the TBCA. The irrevocable proxy granted hereunder shall automatically terminate upon the end of the Term.

7. The term of this letter agreement (the “Term”) shall commence on the date hereof and, unless this letter agreement sooner terminates by its terms as provided for in this paragraph or is terminated by any Shareholder as provided for in this paragraph, shall terminate on the earlier of (i) the Effective Time and (ii) the termination of the Merger Agreement in accordance with its terms. In addition, any Shareholder may, upon notice to Parent to that effect, terminate this letter agreement if, without the prior written consent of such Shareholder, the Offer or the Merger Agreement shall have been amended to provide that the amount to be paid for any of the Shares is less than $22.50, net to the seller in cash.

8. Each Shareholder severally agrees that, in the event (a) of any stock dividend, stock split, recapitalization, reclassification, combination or exchange of shares of capital stock of the Company or any of its subsidiaries of, or affecting, its Shares, (b) that such Shareholder purchases or otherwise acquires beneficial ownership of or an interest in any shares of capital stock of the Company or any of its subsidiaries after the execution of this letter agreement (including by conversion) or (c) that such Shareholder voluntarily acquires the right to vote or share in the voting of any shares of capital stock of the Company or any of its subsidiaries other than its Shares (collectively, “New Shares”), that such Shareholder shall deliver promptly to Parent written notice of its acquisition of New Shares which notice shall state the number of New Shares so acquired. Each Shareholder severally agrees: (a) not to purchase shares of Company Common Stock from the date of this letter agreement until the final Expiration Date and (b) that any New Shares acquired or purchased during the Term and after the final Expiration Date of the

Offer by such Shareholder shall be subject to the terms of this letter agreement and shall constitute Shares of that Shareholder to the same extent as if those New Shares were owned by such Shareholder on the date of this letter agreement. In any such case, however, the warranties and representations set forth in Section 1 and Section 2 of this letter agreement shall be deemed amended accordingly to be made as of the date thereof.

9. Each of the Shareholders severally, and Parent, represents and warrants that such party has all necessary power and authority to enter into this letter agreement and that this letter agreement is the legal, valid and binding agreement of such party, enforceable against such party in accordance with its terms. If a Shareholder is married and its Shares constitute community property or otherwise are owned or held in a manner that requires spousal or other approval for this letter agreement to be a legal, valid and binding agreement of such Shareholder, this letter agreement has been duly consented to and delivered by such Shareholder’s spouse or the person giving such approval, and is enforceable against such spouse or person in accordance with its terms. Notwithstanding anything to the contrary herein, the parties acknowledge that this letter agreement is entered into by each Shareholder in its capacity as owner of its Shares and that nothing in this letter agreement shall in any way restrict or limit any actions taken by such Shareholder in its capacity as an officer or director of the Company to the extent such actions are necessary in order for such Shareholder to comply with its fiduciary duties, as a director or officer of the Company, including actions taken in compliance with Section 6.3 of the Merger Agreement.

10. The transactions contemplated by this letter agreement are unique and the parties agree that irreparable damage would occur in the event that any of the provisions of this letter agreement were not performed in accordance with their specific terms or were otherwise breached. Accordingly, each of the parties hereto acknowledges and agrees that, in addition to all other remedies to which it may be entitled, each of the parties hereto is entitled to a decree of specific performance, provided that such party hereto is not in material default hereunder. The parties hereto agree that, if for any reason a party hereto shall have failed to perform its obligations under this letter agreement, then the party hereto seeking to enforce this letter agreement against such nonperforming party under this letter agreement shall be entitled to specific performance and injunctive and other equitable relief, and the parties hereto further agree to waive any requirement for the securing or posting of any bond in connection with the obtaining of any such injunctive or other equitable relief. This provision is without prejudice to any other rights that any party hereto may have against another party hereto for any failure to perform its obligations under this letter agreement.

11. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (when confirmed) or dispatched by a nationally recognized overnight courier service (upon receipt): (a) if to Parent, at such party’s address set forth in Section 9.2 of the Merger Agreement, with a copy to such party’s counsel at such party’s counsel’s address set forth in Section 9.2 of the Merger Agreement (or, in each case, at such other address for such party (or such party’s counsel) as shall be specified by like notice) and a copy to the Company at its address set forth in Section 9.2 of the Merger Agreement (or at such other address for the Company as shall be specified by like notice), or (b) if to any Shareholder, at such party’s address set forth on Schedule I hereto, with a copy to such party’s counsel at such party’s counsel’s address set forth on Schedule I hereto (or, in each case, at such other address for such party (or such party’s counsel) as shall be specified by like notice) and a copy to the Company at its address set forth in Section 9.2 of the Merger Agreement, with a copy to the Company’s counsel at the Company’s counsel’s address set forth in Section 9.2 of the Merger Agreement (or in each case at such other address for the Company or the Company’s counsel as shall be specified by like notice).

12. Except to the extent that the laws of the jurisdiction of organization of any party hereto, or any other jurisdiction, are mandatorily applicable to the matters arising under or in connection with this Agreement, this Agreement shall be governed by the laws of the State of Texas, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

13. Each of the parties hereto (i) shall submit itself to the personal jurisdiction of the United States District Court for the Northern District of Texas, Dallas Division (or, if such court lacks subject matter jurisdiction, the District Courts of Dallas County, Texas) for the purpose of any Action arising out of or relating to this letter agreement or any of the transactions contemplated hereby, (ii) shall not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, and (iii) shall not bring any Action arising out of or relating to this letter agreement or any of the transactions contemplated hereby in any court other than the United States District Court for the Northern District of Texas, Dallas Division (or, if such court lacks subject matter jurisdiction, the District Courts of Dallas County, Texas). Each of the parties hereto agrees that a final judgment in any Action shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Each of the parties to this letter agreement irrevocably consents to the service of any summons and complaint and any other process in any Action relating to this letter agreement, the Offer and the Merger, on such party’s behalf or such party’s property, by the personal delivery of copies of such process to such party. Nothing in this Section 13 shall affect the right of any party to this letter agreement to serve legal process in any other manner permitted by law.

14. This letter agreement shall be binding upon and inure to the benefit of each of the parties to this letter agreement and their respective successors, including by will or intestate succession. This letter agreement may not be assigned to any other person without the prior written consent of the other parties to this letter agreement, which consent may be withheld for any reason or for no reason.

15. This letter agreement constitutes the entire agreement among the parties to this letter agreement with respect to the matters covered hereby, and supersedes all prior agreements, understandings or representations among the parties to this letter agreement, written or oral, with respect to the subject matter of this letter agreement.

16. If any term or other provision of this letter agreement is invalid, illegal or incapable of being enforced by any rule or law, all other conditions and provisions of this letter agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provisions in invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this letter agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

If you are in agreement that the foregoing correctly states the agreement among us, please sign and return to each of us an executed counterpart of this letter agreement. This letter agreement shall become effective among the parties specified herein, upon the undersigned’s receipt of executed counterparts of this letter agreement from each of such parties.

Very truly yours,

By:	/s/ Chris Apple
Chris Apple

By:	/s/ Steven Byars
Steven Byars

By:	/s/ Robert Carroll
Robert Carroll

By:	/s/ Carl Evans
Carl Evans

By:	/s/ Patrick Gallagher
Patrick Gallagher

By:	/s/ Larry Goldstein
Larry Goldstein

By:	/s/ Peter Nohren
Peter Nohren

By:	/s/ Scott Norder
Scott Norder

By:	/s/ Michael Olinger
Michael Olinger

By:	/s/ David R. Richard
David R. Richard

By:	/s/ Rashid Skaf
Rashid Skaf

By:	/s/ John Wilson
John Wilson

Confirmed on the date first above written.

By:	/s/ Robert L. Fealy
	Name:	Robert L. Fealy
	Title:	Vice President

SCHEDULE I

STOCK OWNERSHIP

Name & Address	Shares Owned

Chris Apple 5617 Northbrook Drive Plano, Texas 75093	72,926

Steven Byars 4430 Wildwood Road Dallas, TX 75209	51,401

Bob Carroll 3020 Shelton Way Plano, Texas 75093	132,742

Carl Evans 100 Seattle Slew Lane Fairview, TX 75069	48,852

Patrick Gallagher 6305 Park Meadow Lane Plano, Texas 75093	21,091

Larry Goldstein 12620 Harriet Circle Dallas, TX 75244	7,500

Peter Nohren 1301 Kentshire Circle Plano, Texas 75025	34,770

Scott Norder 806 Foothill Court Osprey, FL 34229	32,100

Michael Olinger 641 Forest Bend Drive Plano, Texas 75025	30,403

David R. Richard 4625 Rock Cliff Road Austin, TX 78746	2,500

Rashid Skaf 5104 Marble Falls Lane Plano, Texas 75093	54,600

John Wilson 14315 Hughes Lane Dallas, TX 75254	2,800

Total	491,685

SCHEDULE II

EXCEPTION TO SHARES TENDERED

Bob Carroll will not tender the 60,000 shares of restricted stock granted to him on December 13, 2004 pursuant to the Company’s 1999 Equity Incentive Plan.